EXHIBIT 99.2

FORM OF PROXY

ZALICUS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

2014 Annual Meeting of Stockholders

To Be Held On                     , 2014 at          a.m., local time

The undersigned stockholder of Zalicus Inc. (the “Company”) hereby acknowledges receipt of the Notice of 2014 Annual Meeting of Stockholders and the Joint Proxy Statement/Prospectus, each dated                     , 2014, and hereby appoints Mark Corrigan and Justin Renz, and each of them, proxies and attorneys-in-fact, with full power of substitution to each, on behalf and in the name of the undersigned, to represent the undersigned at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on                     , 2014 at          a.m., local time, and at any and all adjournments or postponements thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present. The proxies are authorized to vote as indicated herein upon the matters set forth herein and in their discretion upon all other matters which may properly come before the Annual Meeting.

The Board of Directors recommends a vote FOR the nominees listed in Proposal 5 and FOR Proposals 1, 2, 3, 4, 6, 7 and 8.

1. To approve the issuance of shares of Zalicus common stock in the merger as contemplated by the Agreement and Plan of Merger and Reorganization, dated as of April 15, 2014, by and among Zalicus, EPIRUS Biopharmaceuticals, Inc., and BRunning, Inc., a wholly-owned subsidiary of Zalicus, as amended by Amendment No. 1 to the Agreement and Plan of Merger and Reorganization, dated as of May 7, 2014, by and between Zalicus and Epirus (as amended, the “Merger Agreement”).

FOR ☐                                         AGAINST ☐                                         ABSTAIN ☐

2. To authorize an amendment to Zalicus’ sixth amended and restated certificate of Incorporation (the “sixth amended and restated certificate of incorporation”), to effect a reverse stock split of Zalicus’ issued and outstanding shares of common stock, pursuant to which any whole number of outstanding shares between and including and , such whole number to be determined by the Zalicus board of directors, would be combined and reclassified into one share of Zalicus common stock.

FOR ☐                                         AGAINST ☐                                         ABSTAIN ☐

3. To authorize an amendment to Zalicus’ sixth amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 200,000,000 to 300,000,000, as described in the joint proxy statement/prospectus, the approval of which is necessary to enable Zalicus to issue the required number of shares of Zalicus common stock to Epirus stockholders in connection with the merger, and to change the name of Zalicus to “EPIRUS Biopharmaceuticals, Inc.” subject to the consummation of the merger.

FOR ☐                                         AGAINST ☐                                         ABSTAIN ☐

4. To approve an amendment to the Amended and Restated 2004 Incentive Plan (the “2004 Plan”) to increase the total number of shares of Zalicus common stock currently available for issuance under the 2004 Plan by 3,000,000 shares, after giving effect to the proposed reverse stock split.

FOR ☐                                         AGAINST ☐                                         ABSTAIN ☐

5.	To elect as Class III Directors:

Michael Kauffman		W. James O’Shea

FOR ☐	WITHHOLD ☐	FOR ☐	WITHHOLD ☐

6. To approve, on a non-binding, advisory basis, the compensation of the named executive officers.

FOR ☐                                         AGAINST ☐                                         ABSTAIN ☐

7. To approve, on a non-binding, advisory basis, the “golden parachute” compensation that may be paid or become payable to Zalicus’ named executive officers in connection with the merger.

FOR ☐                                         AGAINST ☐                                         ABSTAIN ☐

8. To ratify the selection of Ernst & Young LLP as Zalicus’ independent registered public accounting firm for the fiscal year ending December 31, 2014.

FOR ☐                                         AGAINST ☐                                         ABSTAIN ☐

In their discretion, the proxies are hereby authorized to vote upon such other business as may properly come before the Annual Meeting and any and all adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of 2014 Annual Meeting of Stockholders and Joint Proxy Statement/Prospectus for the Annual Meeting and hereby revokes any proxy or proxies, if any, heretofore given by him or her to others for the Annual Meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 5 AND “FOR” PROPOSALS 1, 2, 3, 4, 6, 7 AND 8. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCEDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENTS THEREOF.

If you plan to attend the Zalicus Annual Meeting and vote in person, please visit the link “Contact” at www.zalicus.com for details.

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title. If a partnership, please sign in partnership name by general partner or other authorized person.

Please be sure to sign and date this Proxy in the box below.	Date:

Stockholder sign above                                         Co-holder (if any) sign above

Dear Stockholder:

Please take note of the important Company information enclosed with this proxy card. Your vote counts and you are strongly encouraged to exercise your right to vote your shares. Please mark the boxes on the proxy card above to indicate how your shares shall be voted. Then sign the card, detach it (except if filled out below) and return your proxy in the enclosed postage-paid envelope. Your vote must be received prior to the Annual Meeting, to be held on                     , 2014.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Zalicus Inc.         Mark box at right if comments or address change have been noted below. ☐

PLEASE VOTE, DATE, AND SIGN ABOVE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

DO YOU HAVE ANY COMMENTS?